UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) :	August 14, 2006

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 14, 2006, we entered into a new employment agreement with our CEO and President, Kent Watts. The effective date of the cash portion of the employment agreement is deemed to be July 1, 2006. Pursuant to the employment agreement, Mr. Watts will devote his best efforts and his full business time and attention to the performance of the services customarily incident to such offices and position and to such other services of a senior executive nature as may be reasonably requested by our Board of Directors.

Term. The initial term of employment ends on July 1, 2009, provided, however, that as of the expiration date of each of the initial Term of Employment and if applicable, any Renewal Period,  the term of employment will automatically be extended for a two (2) year periods unless either we or Mr. Watts provides 2 months' notice to the contrary.

Cash Compensation. Mr. Watts base salary is $250,000 per year. Mr. Watts is entitled to receive a bonus equal 1% our net income before interest, taxes and the bonus. If there is no net income, the bonus is zero.

Stock compensation. Mr. Watts will receive 40,000 stock options per fiscal quarter during the term of the employment agreement beginning on August 14, 2006 for a total of 480,000 options. The shares underlying these options have been or will be registered shares. The options will expire 3 years after their issuance date. The exercise price of these options will be the greater of $2.00 or the closing price on the date of each quarterly option grant. In the event that we cannot issue the full amount of these quarterly options grants because we are or may become contractually bound to limit such option issuances, then the number of options not granted for any one quarter pursuant to such a limitation will be carried forward and granted at a later date when we are not so restricted even if such future date is beyond the term of the employment agreement.

Mr. Watts is entitled to participate in any of our life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to senior executive employees, and such other fringe benefits as may be granted to him from time to time such as a corporate automobile lease and a membership in a country club. Mr. Watts can take a 4 week  paid vacation each year.

Mr. Watts will be added as an additional named insured under all liability insurance policies now in force or hereafter obtained covering any officer or director in his capacity as an officer or director. We will indemnify and hold  harmless Mr. Watts from any cost, expense or liability arising out of or relating to any acts or decisions made by him on behalf of or in the course of performing services for us.

Severance Agreement. We have a separate Severance Agreement with Mr. Watts. In the event his employment is terminated (a) by us other than for Cause, Disability or Death or (b) by Mr. Watts for good reason, then Mr. Watts shall receive:

(i)	His base salary during the period commencing on the effective date of such termination and ending 2 years later; and

(ii)	Medical insurance premium reimbursement through age 66 for himself and his spouse, and for his children through age 25.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit
Number           Exhibit Title
__________________________

10.1 --- Employment Agreement

10.2 --- Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: August 14, 2006	(signed)_____________________
By: /s/ Kent Watts
Kent Watts, President, CEO